UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2010

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 6, 2010, a wholly-owned subsidiary of Avnet, Inc. merged with and into Bell Microproducts Inc. ("Bell Micro"), and Bell Micro became a wholly-owned subsidiary of Avnet (the "Merger"). Pursuant to the Agreement and Plan of Merger, which was previously filed as an exhibit to Bell Micro’s definitive proxy statement filed under cover of a Schedule 14A filed with the Securities and Exchange Commission on June 3, 2010, each share of Bell Micro’s common stock issued and outstanding at the effective time of the Merger entitles the holder thereof to $7.00 in cash in exchange for each such share. As a result of the Merger, holders of Bell Micro common stock and holders of stock options and restricted stock units granted under Bell Micro equity plans will be entitled to receive an aggregate amount in cash of approximately $252 million under the merger agreement. The Merger has a transaction value of approximately $631 million assuming a net debt position for Bell Micro of $379 million at face value as of March 31, 2010. On July 6, 2010, Avnet issued a press announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by this reference herein.

Item 8.01 Other Events.

On July 6, 2010, Avnet issued a press release announcing the completion of the Merger. This press release is attached as Exhibit 99.1 hereto and in incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
Not required.
(b) Pro Forma Financial Information
Not required.
(d) Exhibits
99.1 Press Release of Avnet, Inc. dated July 6, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

July 6, 2010	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Avnet, Inc. dated July 6, 2010.